UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2021

TRIPLE-S MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Class B, $1.00 par value	GTS	New York Stock Exchange (NYSE)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 7, 2020, Triple-S Management Corporation (the “Company”) issued a press release announcing that Mr. Juan José Román-Jiménez, Executive Vice President and Chief Financial Officer of the Company, would retire at the conclusion of a planned transition. As explained below, effective May 10, 2021, he will be succeeded by Mr. Victor J. Haddock-Morales. Mr. Román-Jiménez will assist with the transition of his duties.

(c) On March 25, 2021, the Company announced the appointment of Mr. Victor J. Haddock-Morales as successor to the office of Chief Financial Officer and as Executive Vice President of the Company, effective May 10, 2021. Mr. Haddock, age 43, was, from 2018 to 2021, Senior Vice President and Chief Financial Officer at Magellan Health, Inc’s Magellan Rx Management division, a full-service pharmacy benefit manager. From 2011 to 2018, he was Senior Vice President and Chief Audit Executive at Magellan Health, Inc. From 2006 to 2011, he was Senior Director and Director of Internal Audit at Express Scripts. Mr. Haddock received his BSBA in Accounting from the University of Puerto Rico, and his MBA from Washington University in St. Louis Olin Business School.

 As Executive Vice President and Chief Financial Officer of the Company, Mr. Haddock will receive a base salary of $450,000 per year and fringe benefits, including health and dental care, life insurance and disability benefits, at the same level as the Company’s other senior executive officers. Mr. Haddock will be eligible to receive the following: (i) an annual short-term bonus with a target amount of 70% of his annual base salary, at the discretion of the Compensation and Talent Development Committee of the Company’s Board of Directors (the “Committee”) and subject to achievement of his performance objectives and to the Company’s financial results; and (ii) long-term incentive compensation with a target amount of 150% of his annual base salary (25% of the equity award value is granted in the form of time-based restricted stock and 75% in the form of performance shares), subject to the discretion of the Committee, and pursuant to the Company’s 2017 Incentive Plan, as amended, and applicable Company guidelines. In addition, Mr. Haddock will also receive reimbursement of relocation costs, a one-time sign-on bonus of $50,000, and a one-time grant of restricted shares of the Company’s shares with a value of $280,000, vesting in equal installments over a three-year period,

There are no arrangements or understandings between Mr. Haddock and any other persons pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Haddock and any director or executive officer of the Company, and Mr. Haddock does not have any related-party transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit:

99.1	Press Release of the Company dated March 25, 2021, announcing the appointment of Mr. Haddock as Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: March 25, 2021	By:	/s/ Roberto García Rodríguez
Name: Roberto García Rodríguez
Title: President and CEO